SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Capital Properties, Inc. (the “Registrant”) approved one-time cash bonuses to Ronald Chrzanowski, President of the Registrant, and Avery Noe, President of Capital Terminal Company, a wholly-owned subsidiary of the Registrant, of $115,000 and $100,000 respectively. Both Messrs. Chrzanowski and Noe will retire effect as of December 31, 2007 and the one-time bonuses are in recognition of their long-term performance.

In addition, the Committee approved increases in the annual salaries of Robert H. Eder, current Chairman and Chief Executive Officer of the Registrant, and, effective January 1, 2008, President of the Registrant, Barbara J. Dreyer, Treasurer of the Registrant, and Todd Turcotte, current terminal manager of Capital Terminal Company and, effective January 1, 2008, Vice President of the Registrant and President of Capital Terminal Company. The increases are as follows: for Mr. Eder, an increase from $233,076 to $247,300, for Ms. Dreyer, an increase from $157,759 to $169,700 and for Mr. Turcotte, an increase from $135,000 to $140,000. These increases will become effective as of January 1, 2008.

The bonuses and salary increases were approved in connection with an assessment of the Registrant’s executive and director compensation programs conducted by an independent compensation consultant.

ITEM 8.01	OTHER EVENTS.

On December 12, 2007, the Board of Directors of the Registrant, upon recommendation from the Committee, approved an increase in the annual retainer paid to non-employee members of the Registrant’s Board of Directors from $10,000 to $12,000. This change was instituted as part of the Registrant’s review of its executive and director compensation programs.

ITEM 9.01.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By: /s/ Barbara J. Dreyer

________________________
Barbara J. Dreyer, Treasurer

Date: December 17, 2007